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Exhibit 10.5

Execution Version

THIRD AMENDMENT

TO

CREDIT AGREEMENT

AMONG

LINN ENERGY, LLC,

AS BORROWER,

THE GUARANTORS,

BNP PARIBAS,

AS ADMINISTRATIVE AGENT,

AND

THE LENDERS PARTY HERETO

Dated as of October 27, 2005

THIRD AMENDMENT TO CREDIT AGREEMENT

        THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this "Third Amendment") dated as of October 27, 2005, is among LINN ENERGY, LLC (formerly known as Linn Energy Holdings, LLC), a Delaware limited liability company (the "Borrower"); each of the lenders party to the Credit Agreement referred to below (collectively, the "Lenders"); and BNP PARIBAS, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the "Administrative Agent").

R E C I T A L S

        A.    The Borrower, the Administrative Agent and the Lenders are parties to that certain Credit Agreement dated as of April 13, 2005 (as amended by that certain First Amendment to Credit Agreement and Consent, dated as of May 3, 2005, and by that certain Second Amendment to Credit Agreement dated as of August 12, 2005, and as amended, supplemented or otherwise modified prior to the date hereof, the "Credit Agreement"), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.

        B.    The Borrower has proposed to acquire certain Properties pursuant to that certain Purchase and Sale Agreement, dated effective as of October 27, 2005, by and among Exploration Partners, Inc. and Linn Energy Holdings, LLC, Linn Operating, Inc. and Mid Atlantic Well Service, Inc. (together with the other documents and agreements relating thereto, the "Purchase Agreement"; the transactions contemplated thereby are herein referred to as the "Acquisition"; and the Properties to be acquired by the Borrower pursuant to the Acquisition are referred to herein as the "Acquisition Properties").

        C.    To provide a portion of the financing for the Acquisition, the Borrower has proposed to enter into that certain Senior Subordinated Term Loan Credit Agreement, dated of even date herewith (the "Subordinated Credit Agreement"), among the Borrower, the several lenders from time to time parties thereto (the "Subordinated Lenders"), and Royal Bank of Canada, as administrative agent for the Subordinated Lenders (the "Subordinated Administrative Agent").

        D.    The Credit Agreement restricts the Borrower from entering into the Subordinated Credit Agreement and the granting of proposed second priority Liens securing the obligations of the Borrower under the Subordinated Credit Agreement.

        E.    The Borrower has requested and the Administrative Agent and the Lenders have agreed to certain modifications as set forth herein in order to facilitate the Acquisition and the Borrower's entry into the Subordinated Credit Agreement.

        F.     NOW, THEREFORE, to induce the Administrative Agent and the Lenders to enter into this Third Amendment and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        Section 1.    Defined Terms.     Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement, as amended by this Third Amendment. Unless otherwise indicated, all section references in this Third Amendment refer to sections of the Credit Agreement.

        Section 2.    Amendments to Credit Agreement.

        2.1   Amendments to Section 1.02.

          (a)   The following definitions are hereby added where alphabetically appropriate to read as follows:

            "Additional Lender" has the meaning assigned to such term in Section 2.06(c)(i).

            "Additional Lender Certificate" has the meaning assigned to such term in Section 2.06(c)(ii)(F).

            "Equity Offering" shall mean a primary offering for cash, whether public or private, of any Equity Interests (other than Disqualified Capital Stock) of the Borrower; provided that issuances of securities pursuant to employee benefit plans shall not be considered to be "Equity Offerings".

            "Facility Amount" means $400,000,000.

            "Intercreditor Agreement" means that certain Intercreditor and Subordination Agreement, dated of even date herewith, by and among the Administrative Agent, the Subordinated Administrative Agent, the Borrower and each Guarantor pursuant to which the Debt, Liens and obligations of the Borrower and Guarantors arising pursuant to the Subordinated Loan Documents are subordinated to the Indebtedness, Liens and obligations of the Borrower and the Guarantors arising pursuant to the Credit Agreement."

            "Maximum Credit Amount Increase Certificate" has the meaning assigned to such term in Section 2.06(c)(ii)(E).

            "Permitted Refinancing Debt" means Debt (for purposes of this definition, "new Debt") incurred in exchange for, or proceeds of which are used to refinance, all of any other Debt (the "Refinanced Debt"); provided that (a) such new Debt is in an aggregate principal amount not in excess of the sum of (i) the aggregate principal amount then outstanding of the Refinanced Debt (or, if the Refinanced Debt is exchanged or acquired for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount) and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such exchange or refinancing; (b) such new Debt has a stated maturity no earlier than the later of (i) the day 180 days after the Maturity Date or (ii) the stated maturity of the Refinanced Debt and an average life no shorter than the longer of (i) five years or (ii) the average life of the Refinanced Debt; (c) such new Debt does not have a stated interest rate in excess of a comparable high yield take-out refinancing rate for a similar company with the same credit rating, (d) such new Debt does not contain any covenants which are more onerous to the Borrower and its Subsidiaries than those imposed by the Refinanced Debt; and (e) such new Debt (and any guarantees thereof) is subordinated in right of payment to the Indebtedness (or, if applicable, the Guaranty Agreement) to at least the same extent as the Refinanced Debt and is otherwise subordinated on terms substantially reasonably satisfactory to the Administrative Agent.

            "Subordinated Administrative Agent" means Royal Bank of Canada, as administrative agent for the lenders (in such capacity, together with its successors and assigns).

            "Subordinated Credit Agreement" means that certain Senior Subordinated Term Loan Credit Agreement, dated as of October 27, 2005, by and among the Borrower, the several lenders from time to time parties thereto, and the Subordinated Administrative Agent, as the same shall be amended, supplemented or otherwise modified from time to time in accordance with Section 9.04(b).

            "Subordinated Debt" means any Debt incurred pursuant to Section 9.02(f) and all Debt and other obligations under the Subordinated Loan Documents.

            "Subordinated Loan Documents" means the Subordinated Credit Agreement and the other Loan Documents (as defined in the Subordinated Credit Agreement) as the same shall be amended, supplemented or otherwise modified from time to time in accordance with Section 9.04(b).

            "Subordinated Security Instruments" has the meaning assigned to "Security Instruments" in the Subordinated Credit Agreement.

            "Third Amendment" means that certain Third Amendment to Credit Agreement, dated as of October 27, 2005, among the Borrower, the Guarantors, the Administrative Agent and the Lenders party thereto.

          (b)   The following definitions are hereby amended to read as follows:

            "Lenders" means the Persons listed on Annex I, any Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption, and any Person that shall have become a party hereto as an Additional Lender pursuant to Section 2.06(c).

            "Material Domestic Subsidiary" means, as of any date, any Domestic Subsidiary that (a) both (i) is a Wholly-Owned Subsidiary and (ii) together with its Subsidiaries, owns Property having a fair market value of $1,000,000 or more or (b) guarantees any of the Subordinated Debt.

            "Maximum Credit Amount" means, as to each Lender, the amount set forth opposite such Lender's name on Annex I under the caption "Maximum Credit Amounts", as the same may be (a) reduced or terminated from time to time in connection with a reduction or termination of the Aggregate Maximum Credit Amounts pursuant to Section 2.06(b), (b) increased from time to time pursuant to Section 2.06(c) or (c) modified from time to time pursuant to any assignment permitted by Section 12.04(b); provided, however, that with respect to Royal Bank of Canada, its Maximum Credit Amount is fixed at $65,000,000 and will not be increased unless it advises the Borrower and Administrative Agent in writing that it has agreed to increase its Maximum Credit Amount and specifying the amount of any such increase.

        2.2   Amendment to Section 2.06(b). Section 2.06 is hereby amended by amending and restating the fourth sentence of Section 2.06(b)(ii) as follows:

  "Any termination or reduction of the Aggregate Maximum Credit Amounts shall be permanent and may not be reinstated except pursuant to Section 2.06(c)."

        2.3   Amendment to Section 2.06. Section 2.06 is hereby amended by inserting the following Section 2.06(c):

  "(c) Optional Increase in Aggregate Maximum Credit Amounts.

            (i)    Subject to the conditions set forth in Section 2.06(c)(ii), the Borrower may increase the Aggregate Maximum Credit Amounts then in effect with the prior written consent of the Administrative Agent by increasing the Maximum Credit Amount of a Lender or by causing a Person that at such time is not a Lender to become a Lender (an "Additional Lender").

            (ii)   Any increase in the Aggregate Maximum Credit Amounts shall be subject to the following additional conditions:

              (A)  such increase shall not be less than $25,000,000 unless the Administrative Agent and the Co-Administrative Agent otherwise consent, and no such increase shall be permitted if after giving effect thereto the Aggregate Maximum Credit Amounts would exceed the Facility Amount;

              (B)  no Default shall have occurred and be continuing at the effective date of such increase;

              (C)  on the effective date of such increase, no Eurodollar Borrowings shall be outstanding or if any Eurodollar Borrowings are outstanding, then the effective date of such increase shall be the last day of the Interest Period in respect of such Eurodollar Borrowings unless the Borrower pays compensation required by Section 5.02;

              (D)  no Lender's Maximum Credit Amount may be increased without the consent of such Lender;

              (E)  if the Borrower elects to increase the Aggregate Maximum Credit Amounts by increasing the Maximum Credit Amount of a Lender, the Borrower and such Lender shall execute and deliver to the Administrative Agent a certificate substantially in the form of Exhibit E-1 (a "Maximum Credit Amount Increase Certificate"), and the Borrower shall deliver a new Note payable to the order of such Lender in a principal amount equal to its Maximum Credit Amount after giving effect to such increase, and otherwise duly completed, and such Lender agrees to promptly thereafter return the previously issued Note held by such Lender marked canceled or otherwise similarly defaced; and

              (F)  If the Borrower elects to increase the Aggregate Maximum Credit Amounts by causing an Additional Lender to become a party to this Agreement, then the Borrower and such Additional Lender shall execute and deliver to the Administrative Agent a certificate substantially in the form of Exhibit E-2 (an "Additional Lender Certificate"), together with an Administrative Questionnaire and a processing and recordation fee of $3,500, and the Borrower shall deliver a Note payable to the order of such Additional Lender in a principal amount equal to its Maximum Credit Amount, and otherwise duly completed.

            (iii)  Subject to acceptance and recording thereof pursuant to Section 2.06(c)(iv), from and after the effective date specified in the Maximum Credit Amount Increase Certificate or the Additional Lender Certificate (or if any Eurodollar Borrowings are outstanding, then the last day of the Interest Period in respect of such Eurodollar Borrowings, unless the Borrower has paid compensation required by Section 5.02): (A) the amount of the Aggregate Maximum Credit Amounts shall be increased as set forth therein, and (B) in the case of an Additional Lender Certificate, any Additional Lender party thereto shall become a party to this Agreement and have the rights and obligations of a Lender under this Agreement and the other Loan Documents. In addition, the Lender or the Additional Lender, as applicable, shall purchase a pro rata portion of the outstanding Loans (and participation interests in Letters of Credit) of each of the other Lenders (and such Lenders hereby agree to sell and to take all such further action to effectuate such sale) such that each Lender (including any Additional Lender, if applicable) shall hold its Applicable Percentage of the outstanding Loans (and participation interests) after giving effect to the increase in the Aggregate Maximum Credit Amounts.

            (iv)  Upon its receipt of a duly completed Maximum Credit Amount Increase Certificate or an Additional Lender Certificate, executed by the Borrower and the Lender or the Borrower and the Additional Lender party thereto, as applicable, the processing and recording fee referred to in Section 2.06(c)(ii)(F), the Administrative Questionnaire referred to in Section 2.06(c)(ii)(F), if applicable, and the written consent of the Administrative Agent to such increase required by Section 2.06(c)(i), the Administrative Agent shall accept such Maximum Credit Amount Increase Certificate or Additional Lender Certificate and record the information contained therein in the Register required to be maintained by the Administrative Agent pursuant to Section 12.04(b)(iv)."

        2.4   Additional Representation. Article VII is hereby amended by adding the following Section 7.24:

  "Section 7.24 Specified Senior Indebtedness. The Indebtedness of the Borrower constitutes "Senior Indebtedness" as defined in the Intercreditor Agreement."

        2.5   Amendment to Section 8.01. Section 8.01 is hereby amended by inserting the following Section 8.01(r):

          (r)   Acquisition Notices. In the event that after the effective date of the Third Amendment: (i) the Borrower (or one of its Subsidiaries) is required or decides to purchase any of the Properties which had previously been excluded from the Acquisition Properties (as defined in the Third Amendment) in accordance with Section 3.3 of the Purchase Agreement (as defined in the Third Amendment), (ii) the Borrower (or one of its Subsidiaries) is required to honor any preferential purchase right in respect of any Acquisition Property which has not been waived in accordance with Section 3.3 of the Purchase Agreement, (iii) any matter is disputed in accordance with the terms of the Purchase Agreement or any such disputed matter is resolved, (iv) any material notices are received or delivered by the Borrower (or one of its Subsidiaries) pursuant to the Purchase Agreement, or (v) the Borrower (or one of its Subsidiaries) and the sellers calculate and agree upon the "Settlement Statement" as defined in Section 3.6(A) of the Purchase Agreement, then, in each such case, the Borrower shall promptly give the Administrative Agent notice in reasonable detail of such circumstances.

        2.6   Amendment to Section 8.14. Section 8.14 is hereby amended by inserting the following Section 8.14(c):

          "(c) Prior to or contemporaneously with the granting of any Lien on any Property to or for the benefit of any agent or lender under the Subordinated Credit Agreement pursuant to any Subordinated Security Instrument or otherwise, the Borrower or applicable Subsidiary shall grant to the Administrative Agent a first priority Lien interest (subject only to Excepted Liens of the type described in clauses (a) to (d) and (f) in the definition thereof, but subject to the provisos at the end of such definition) on such Property for the benefit of the Lenders to secure the Indebtedness. All such Liens will be created and perfected by and in accordance with the provisions of deeds of trust, security agreements and financing statements or other Security Instruments, all in form and substance reasonably satisfactory to the Administrative Agent and in a sufficient number of executed (and acknowledged where necessary or appropriate) counterparts for recording purposes. In order to comply with the foregoing, if any Subsidiary places a Lien on its Oil and Gas Properties and such Subsidiary is not a Guarantor, then it shall become a Guarantor and comply with Section 8.14(b)."

        2.7   Amendment to Section 8.17. Section 8.17 is hereby amended and restated in its entirety to read as follows:

  "Section 8.17 Initial Public Offering. In the event the Borrower completes an Initial Public Offering, it will issue sufficient new units to generate net proceeds available to the Borrower of not less than $100,000,000.00."

        2.8   Amendment to Section 9.02. Section 9.02 is hereby amended by inserting the following subsection (f):

          (f)    Debt incurred by the Borrower pursuant to the Subordinated Credit Agreement and any guarantees thereof by any of the Guarantors; provided that, without the prior written consent of all of the Lenders, (i) the aggregate principal amount of such Debt shall not exceed $60,000,000, (ii) the maturity date of such Debt shall not be prior to the date that is April 30, 2006, (iii) such Debt does not have any scheduled amortization, (iv) such Debt and the holders thereof shall at all times be subject to the Intercreditor Agreement, and (v) such Debt is structured as a term loan; and any Permitted Refinancing Debt in respect of Debt permitted pursuant to this Section 9.02(f).

        2.9   Amendment to Section 9.03. Section 9.03 is hereby amended by inserting the following Section 9.03(d):

          "(d) Liens securing the obligations of the Borrower and the Guarantors under the Subordinated Credit Agreement and the other Subordinated Loan Documents; provided that, such Liens shall not encumber any Property that is not subject to a first priority Lien in favor of, or for the benefit of, the Lenders to secure the Indebtedness."

        2.10 Amendment to Section 9.04. Section 9.04 is hereby amended in its entirety to read as follows:

  "Section 9.04 Dividends, Distributions and Redemptions.

          (a)   Restricted Payments. The Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, return any capital to its stockholders or make any distribution of their Property to their respective Equity Interest holders, except (i) the Borrower may declare and pay dividends or distributions with respect to its Equity Interests payable solely in additional shares of its Equity Interests (other than Disqualified Capital Stock), (ii) Subsidiaries may declare and pay dividends or distributions ratably with respect to their Equity Interests and (iii) after consummation of the Initial Public Offering so long as no Borrowing Base Deficiency, Default or Event of Default has occurred and is continuing or would result therefrom, and subject to the proviso in Section 7.22(e), the Borrower may declare and pay quarterly cash dividends to its members of Available Cash in accordance with the Operating Agreement.

          (b)   Redemption or Repayment of Subordinated Debt. The Borrower will not, and will not permit any Subsidiary to: (i) call, make or offer to make any Redemption of or otherwise Redeem (whether optional or mandatory and whether in whole or in part) or repay any Subordinated Debt except with the proceeds of an Equity Offering or Permitted Refinancing Debt; (ii) amend, modify, waive or otherwise change, consent or agree to any amendment, modification, waiver or other change to, any of the terms of any notes evidencing any Subordinated Debt or any indenture, agreement, instrument, certificate or other document (including the Subordinated Credit Agreement, any Subordinated Loan Document and any other document or agreement relating thereto) relating to any Subordinated Debt if (A) the effect of such amendment, modification or waiver is to shorten the final maturity, create amortization of principal thereof, or increase the amount of any payment of principal thereof or increase the rate or shorten any period for payment of interest thereon or modify the method of calculating the interest rate, (B) such action requires the payment of a consent, amendment, waiver or other similar fee on the stated principal amount thereof, (C) such action adds covenants, events of default or other agreements to the extent more restrictive than those contained in this Agreement, or (D) such action adds collateral unless the Loan Documents are being amended at the same time to reflect such new collateral, the execution of agreements in connection with the issuance of Permitted Refinancing Debt or the addition of guarantors if required by the terms thereof; (iii) designate any Debt (other than obligations of the Borrower and the Subsidiaries pursuant to the Loan Documents) as "Specified Senior Indebtedness" or "Specified Guarantor Senior Indebtedness" or give any such other Debt any other similar designation for the purposes of any indentures or other documents relating to any Subordinated Debt; or (iv) permit the principal amount of the Debt incurred pursuant to the Subordinated Credit Agreement or Permitted Refinancing Debt in respect thereof to exceed $60,000,000."

        2.11 Amendments to Section 10.01. Section 10.01 is hereby amended by:

          (a)   amending and restating Section 10.01(b) in its entirety as follows:

    "(b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in Section 10.01(a)) payable under any Loan Document,

    when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days."

          (b)   adding the following new Section 10.01(o):

    "(o) The Subordinated Debt under the Subordinated Credit Agreement and all interest, fees and other amounts due thereunder or in respect thereof shall not have been paid in full on or prior to March 31, 2006 with either (i) the cash proceeds of one or more Equity Offerings or (ii) the Permitted Refinancing Debt.

        2.12 Amendment to Section 12.02. Section 12.02(b)(i) is hereby amended and restated in its entirety to read as follows:

  "(i) increase the Commitment, the Facility Amount or the Maximum Credit Amount of any Lender without the written consent of such Lender,"

        2.13 Annex I. Annex I is hereby amended and restated in its entirety as shown on the attached Annex I.

        2.14 Amendment to Exhibits. Exhibits E-1 and E-2 are hereby added to read as set forth in Exhibits E-1A and E-2A attached hereto.

        2.15 Amendment to Schedules. Schedule 7.15 is hereby amended in its entirety to read as set forth in Schedule 7.15A hereto.

        Section 3.    Redetermination of Borrowing Base.     Subject to adjustments pursuant to Section 4.13 of this Third Amendment, the parties hereto hereby specify the amount of the Borrowing Base to be $225,000,000, which amount shall be the new Borrowing Base effective and applicable to the Borrower, the Administrative Agent and the Lenders until the next redetermination or adjustment to the Borrowing Base pursuant to and in accordance with the terms of the Credit Agreement.

        Section 4.    Conditions Precedent.     This Third Amendment shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02 of the Credit Agreement) (the "Effective Date"):

        4.1   The Administrative Agent shall have received from the Administrative Agent, all of the Lenders and each of the Obligors, counterparts (in such number as may be requested by the Administrative Agent) of this Third Amendment signed on behalf of such Person.

        4.2   The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable on or prior to the date hereof, including a borrowing base increase fee to the Administrative Agent for the account of each Lender in an amount equal to 0.25% of its final allocation of the $75,000,000 increase in the Borrowing Base.

        4.3   The Administrative Agent shall have received counterparts of the Intercreditor Agreement from each Person party thereto.

        4.4   The Administrative Agent shall have received from each party thereto duly executed counterparts (in such number as may be requested by the Administrative Agent) of the Security Instruments described in Exhibit A hereto. In connection with the execution and delivery of such Security Instruments, the Administrative Agent shall be reasonably satisfied that the Security Instruments create first priority, perfected Liens (subject only to Excepted Liens identified in clauses (a) to (d) and (f) of the definition thereof, but subject to the provisos at the end of such definition) on (a) at least 80% of the total value of the Oil and Gas Properties evaluated in the most recently delivered Reserve Report and the reserve report with respect to the Acquisition Properties and (b) all of the Properties subject to a Lien pursuant to any Subordinated Security Instrument.

        4.5   The Administrative Agent shall have received title information as they may reasonably require setting forth the status of title to at least 64% of the total value of the Acquisition Properties.

        4.6   The Borrower or one or more Subsidiaries, as applicable, shall purchase one or more commodity price floors or collars or enter into one or more commodity price swaps with one or more Approved Counterparties having a minimum floor strike price, minimum notational amounts and durations reasonably acceptable to the Administrative Agent to hedge the projected production from the Acquisition Properties from commodity price risk. To the extent the Swap Agreements executed in connection with this Section 4.6 are not reasonably acceptable to the Administrative Agent, the Administrative Agent will give written notice to the Borrower and the Lenders, and the Majority Lenders shall have the right to adjust the amount of the Borrowing Base to reflect the incurrence of such Debt utilizing the most recently delivered Reserve Reports.

        4.7   The Administrative Agent shall be reasonably satisfied with the environmental condition of the Acquisition Properties.

        4.8   The Administrative Agent and the Lenders shall have received Engineering Reports regarding the Acquisition Properties.

        4.9   The Administrative Agent shall have received an opinion dated as of the date hereof of Andrews Kurth, LLP, special counsel to the Borrower, in form and substance reasonably satisfactory to the Administrative Agent.

        4.10 The Administrative Agent shall have received a certificate of the Borrower and of each Guarantor setting forth the resolutions of the managers, board of directors or other managing body with respect to the authorization of the Borrower or such Guarantor to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents.

        4.11 The Administrative Agent shall have received a certificate of insurance coverage of the Borrower evidencing that the Borrower is carrying insurance in accordance with Section 7.13 of the Credit Agreement.

        4.12 The Administrative Agent shall have received copies of the Subordinated Credit Agreement and all other Subordinated Loan Documents (which shall be in form and substance reasonably satisfactory to the Administrative Agent), together with a certificate of a Responsible Officer that (a) such documents are true and complete copies of the foregoing and (b) that contemporaneously with the effectiveness of the Third Amendment, the loans to be made under the Subordinated Credit Agreement have been funded resulting in gross cash proceeds to the Borrower of $60,000,000.

        4.13 The Administrative Agent shall have received (a) a certificate of a Responsible Officer of the Borrower certifying: (i) that the Borrower (through its Subsidiaries) is concurrently consummating the Acquisition in accordance with the terms of the Purchase Agreement (with all of the material conditions precedent thereto having been satisfied in all material respects by the parties thereto) and acquiring substantially all of the Acquisition Properties contemplated thereby; (ii) as to the final purchase price for the Acquisition Properties after giving effect to all adjustments as of the closing date contemplated by the Purchase Agreement and specifying, by category, the amount of such adjustment; (iii) that attached thereto is a true and complete list of all amounts placed in escrow pursuant to the Purchase Agreement and a description of the affected Properties and the circumstances relating to the placement of such funds in escrow; (iv) that attached thereto is a true and complete list of the Acquisition Properties which have been excluded from the Acquisition pursuant to the terms of the Purchase Agreement, specifying with respect thereto the basis of exclusion as (A) title defect, (B) preferential purchase right or (C) environmental concern; (v) that attached thereto is a true and complete list of all Properties for which any seller has elected to cure a title defect, (vi) that attached thereto is a true and complete list of all Acquisition Properties for which the Borrower has elected to remediate an adverse environmental condition, and (vii) that attached thereto is a true and complete list of all Acquisition Properties which are currently pending final decision by a third party regarding purchase of such property in accordance with any preferential right; (b) a true and complete executed copy of the Purchase Agreement and each other agreement or document relating thereto; (c) original counterparts or copies, certified as true and complete, of the assignments, deeds and leases for all of the Acquisition Properties; and (d) such other related documents and information as the Administrative Agent shall have reasonably requested.

        The Borrower recognizes and agrees that it shall have delivered to the Administrative Agent a preliminary draft of the certificate described herein not less than three (3) Business Days prior to the date hereof identifying which Acquisition Properties will be excluded from the Acquisition. The Administrative Agent shall allocate a Borrowing Base value for each such excluded Property and shall, promptly upon making such allocation, notify the Borrower and each Lender of such allocation. If the aggregate value as reflected in the applicable Reserve Report of Acquisition Properties excluded under clause (iv) of the preceding paragraph is less than or equal to $4,000,000, the Borrowing Base will not be adjusted. If either the aggregate value as reflected in the applicable Reserve Report for the Acquisition Properties excluded under clause (iv) of the preceding paragraph is greater than $4,000,000 or any Acquisition Properties are excluded for other reasons or any seller in respect thereof makes any adjustment to the purchase price under the Acquisition Documents, then the Administrative Agent shall suggest to the Lenders a Borrowing Base value for each such excluded Property or such Property subject of such adjustment and the Required Lenders shall reach a consensus as to all allocation of value for such Property. Promptly upon the making by the Required Lenders of such allocation, the Administrative Agent shall notify the Borrower and each Lender of such allocation.

        4.14 No Default shall have occurred and be continuing as of the date hereof, after giving effect to the terms of this Third Amendment.

        4.15 The Administrative Agent shall have received such other documents as the Administrative Agent or their special counsel may reasonably require.

        Section 5.    Miscellaneous.

        5.1   Confirmation. The provisions of the Credit Agreement, as amended by this Third Amendment, shall remain in full force and effect following the effectiveness of this Third Amendment.

        5.2   Ratification and Affirmation; Representations and Warranties. Each Obligor hereby (a) acknowledges the terms of this Third Amendment; (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended hereby, notwithstanding the amendments contained herein and (c) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this Third Amendment: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date, (ii) no Default or Event of Default has occurred and is continuing and (iii) no event or events have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect. The Borrower and each other Loan Party hereby (A) represents and warrants to the Administrative Agent, each other Agent and each Lender that the Lenders have a first priority Lien on, and security interest in, Oil and Gas Properties of the Borrower constituting (i) at least 80% of the total value of the Oil and Gas Properties of the Borrower and its consolidated Subsidiaries as reflected in the Reserve Reported delivered pursuant to Section 4.8 of this Third Amendment or (ii) all of the Oil and Gas Properties and other Properties subject to a Lien pursuant to any Subordinated Security Instrument, (B) confirms that it has heretofore provided to the Administrative Agent a schedule listing the Mortgaged Properties and the total value of each such Property.

        5.3   Counterparts. This Third Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Third Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

        5.4   No Oral Agreement. This Third Amendment, the Credit Agreement and the other Loan Documents executed in connection herewith and therewith represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or unwritten oral agreements of the parties. There are no subsequent oral agreements between the parties.

        5.5   GOVERNING LAW. THIS THIRD AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

        5.6   Payment of Expenses. In accordance with Section 12.03 of the Credit Agreement, the Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and reasonable expenses incurred in connection with this Third Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

        5.7   Severability. Any provision of this Third Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        5.8   Authorization to Sign Intercreditor Agreement. Each Lender hereby authorizes the Administrative Agent to execute and deliver on its behalf the Intercreditor Agreement, substantially in the form of Exhibit B hereto.

        5.9   Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

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        IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed as of the date first written above.

BORROWER:	LINN ENERGY, LLC
	By:	/s/ KOLJA ROCKOV Kolja Rockov Executive Vice President & Chief Financial Officer

Third Amendment
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Guarantors are signing solely for purposes of Section 5.2 of this Third Amendment Agreement to ratify their obligations under the Guaranty and Pledge Agreement.

GUARANTORS:	LINN ENERGY HOLDINGS, L.L.C.
	By:	/s/ KOLJA ROCKOV Kolja Rockov Executive Vice President & Chief Financial Officer
LINN OPERATING, INC.
	By:	/s/ KOLJA ROCKOV Kolja Rockov Executive Vice President & Chief Financial Officer
MID ATLANTIC WELL SERVICE, INC.
	By:	/s/ KOLJA ROCKOV Kolja Rockov Executive Vice President & Chief Financial Officer

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ADMINISTRATIVE AGENT:	BNP PARIBAS, as Administrative Agent
	By:	/s/ DOUGLAS R. LIFTMAN
Name: Douglas R. Liftman
Title: Managing Director
	By:	/s/ BETSY JOCHER
Name: Betsy Jocher
Title: Vice President
LENDERS:	BNP PARIBAS
	By:	/s/ DOUGLAS R. LIFTMAN
Name: Douglas R. Liftman
Title: Managing Director
	By:	/s/ BETSY JOCHER
Name: Betsy Jocher
Title: Vice President
ROYAL BANK OF CANADA
	By:	/s/ LORNE A. GARTNER
Name: Lorne A. Gartner
Title: Authorized Signatory
COMERICA BANK
	By:	/s/ HUMA VADGAMA
Name: Huma Vadgama
Title: Vice President
SOCIETE GENERALE
	By:	/s/ GRAEME R. BULLEN
Name: Graeme R. Bullen
Title: Director

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ANNEX I
LIST OF MAXIMUM CREDIT AMOUNTS

Aggregate Maximum Credit Amounts

Name of Lender	Applicable Percentage	Maximum Credit Amount
BNP Paribas	28.89%	$86,666,666.67
Royal Bank of Canada	28.89%	$86,666,666.67
Societe Generale	28.89%	$86,666,666.66
Comerica Bank	13.33%	$40,000,000.00

TOTAL	100%	$300,000,000.00

Schedule 7.15A

QuickLinks

  Exhibit 10.5
  Execution Version
THIRD AMENDMENT TO CREDIT AGREEMENT
  Section 1. Defined Terms.
  Section 2. Amendments to Credit Agreement.
  Section 3. Redetermination of Borrowing Base.
  Section 4. Conditions Precedent.
  Section 5. Miscellaneous.
ANNEX I LIST OF MAXIMUM CREDIT AMOUNTS
Aggregate Maximum Credit Amounts